Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Senior Executive Vice President and Chief Financial Officer	Senior Vice President and Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Fourth Quarter 2015 Financial Results

TUPELO, MS, January 25, 2016/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter and year ended December 31, 2015.

Highlights for the fourth quarter of 2015 included:

•	Net income of $21.2 million or $0.22 per diluted share.

•	Net operating income of $31.4 million or $0.33 per diluted share.

•	Generated net loan growth of $153.2 million, or 5.9 percent on an annualized basis and deposit growth of $189.2 million, or 6.7 percent on an annualized basis.

•	Net interest margin remained stable at 3.58 percent.

•	Continued stable credit quality resulted in no recorded provision for credit losses for the quarter.

•	Other real estate owned (“OREO”) declined $8.9 million, or 37.7 percent, as a result of the disposition of several large parcels of property. Related foreclosed property expense was elevated at $3.0 million.

•	Incurred a charge in the fourth quarter of 2015 of $16.5 million related to the settlement of the 2010 class action lawsuit for $24 million related to overdraft fees.

The Company reported net income of $21.2 million, or $0.22 per diluted share, for the fourth quarter of 2015 compared with net income of $28.7 million, or $0.30 per diluted share, for the fourth quarter of 2014 and net income of $34.3 million, or $0.36 per diluted share, for the third quarter of 2015. Additionally, the Company reported net income of $127.5 million, or $1.33 per diluted share, for the year ended December 31, 2015 compared to $116.8 million, or $1.21 per diluted share, for the year ended December 31, 2014.

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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000

BXS Announces Fourth Quarter Results

January 25, 2016

The Company reported net operating income of $31.4 million, or $0.33 per diluted share, for the fourth quarter of 2015 compared to $28.7 million, or $0.30 per diluted share, for the fourth quarter of 2014 and $34.3 million, or $0.36 per diluted share, for the third quarter of 2015.

“Our fourth quarter results were impacted by elevated non-interest expense, particularly related to the legal settlement,” remarked Dan Rollins, BancorpSouth Chairman and Chief Executive Officer. “While this settlement has an adverse impact on current quarter earnings, we believe it was in the best interest of our shareholders to put this case behind us and move forward. We also had the opportunity to dispose of several large parcels of foreclosed property, including our largest individual property, resulting in an $8.9 million decline in total OREO. Despite elevated legal and foreclosed property expense, we continue to be pleased with our core fundamental performance. We reported nice loan and deposit growth for the quarter. Additionally, both our net interest margin and our credit quality indicators remained stable. Finally, we continue to challenge expenses as many of our other core expense line items were either flat or down for the quarter.

“Additionally, we have begun settlement discussions with the Consumer Financial Protection Bureau and the U.S. Department of Justice regarding their joint investigation of our fair lending practices. While it is too early to speculate on the potential timing or outcome of these discussions, we are pleased that these agencies have opened this dialogue with us and we are working toward a resolution. However, if we are able to reach a settlement of this investigation, there is no guarantee that the terms would permit our pending mergers to move forward.” The Company is currently unable to estimate any potential liability that may result from this matter. Prior to the filing of the Annual Report on Form 10-K for 2015, should a settlement be reached that results in a liability, the financial information in this release could be revised.

Net Interest Revenue

Net interest revenue was $111.2 million for the fourth quarter of 2015, an increase of 4.5 percent from $106.4 million for the fourth quarter of 2014 and an increase of 0.1 percent from $111.1 million for the third quarter of 2015. The fully taxable equivalent net interest margin was 3.58 percent for the fourth quarter of 2015 compared to 3.60 percent for the fourth quarter of 2014 and 3.59 percent for the third quarter of 2015. Yields on loans and leases were 4.15 percent for the fourth quarter of 2015 compared with 4.30 percent for the fourth quarter of 2014 and 4.22 percent for the third quarter of 2015, while yields on total interest earning assets were 3.79 percent for the fourth quarter of 2015 compared with 3.85 percent for the fourth quarter of 2014 and 3.82 percent for the third quarter of 2015. The average cost of deposits was 0.21 percent for the fourth quarter of 2015 compared to 0.25 percent for the fourth quarter of 2014 and 0.22 percent for the third quarter of 2015.

Asset, Deposit and Loan Activity

Total assets were $13.8 billion at December 31, 2015 compared with $13.3 billion at December 31, 2014. Loans and leases, net of unearned income, were $10.4 billion at December 31, 2015 compared with $9.7 billion at December 31, 2014.

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BXS Announces Fourth Quarter Results

January 25, 2016

Total deposits were $11.3 billion at December 31, 2015 compared with $11.0 billion at December 31, 2014. A decrease in time deposits of $140.1 million, or 7.0 percent, at December 31, 2015 compared to December 31, 2014 was more than offset by growth in other lower cost deposits. Noninterest bearing demand deposits increased $252.8 million, or 9.1 percent, over the same period. Additionally, savings deposits increased $110.4 million, or 8.3 percent, while interest bearing demand deposits increased $135.8 million, or 2.8 percent, over the same period.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the quarter reflect no recorded provision for credit losses, compared to no recorded provision for the fourth quarter of 2014 and a negative provision of $3.0 million for the third quarter of 2015. Total non-performing assets (“NPAs”) were $109.7 million, or 1.06 percent of net loans and leases, at December 31, 2015 compared with $105.7 million, or 1.09 percent of net loans and leases, at December 31, 2014, and $113.9 million, or 1.11 percent of net loans and leases, at September 30, 2015.

Net charge-offs for the fourth quarter of 2015 were $6.6 million, compared with net charge-offs of $1.5 million for the fourth quarter of 2014 and net charge-offs of $2.3 million for the third quarter of 2015. Gross charge-offs were $9.5 million for the fourth quarter of 2015, compared with $4.9 million for the fourth quarter of 2014 and $7.4 million for the third quarter of 2015. Gross recoveries of previously charged-off loans were $3.0 million for the fourth quarter of 2015, compared with $3.3 million for the fourth quarter of 2014 and $5.1 million for the third quarter of 2015. Annualized net charge-offs were 0.25 percent of average loans and leases for the fourth quarter of 2015, compared with annualized net charge-offs of 0.06 percent for the fourth quarter of 2014 and annualized net charge-offs of 0.09 percent for the third quarter of 2015.

Non-performing loans (“NPLs”) were $95.0 million, or 0.92 percent of net loans and leases, at December 31, 2015, compared with $71.7 million, or 0.74 percent of net loans and leases, at December 31, 2014, and $90.3 million, or 0.88 percent of net loans and leases, at September 30, 2015. The allowance for credit losses was $126.5 million, or 1.22 percent of net loans and leases, at December 31, 2015 compared with $142.4 million, or 1.47 percent of net loans and leases, at December 31, 2014 and $133.0 million, or 1.30 percent of net loans and leases, at September 30, 2015.

NPLs at December 31, 2015 consisted primarily of $83.0 million of nonaccrual loans, compared with $70.2 million of nonaccrual loans at September 30, 2015. NPLs at December 31, 2015 also included $2.0 million of loans 90 days or more past due and still accruing, compared with $1.4 million of such loans at September 30, 2015, and included restructured loans still accruing of $9.9 million at December 31, 2015, compared with $18.6 million of such loans at September 30, 2015. Early stage past due loans, representing loans 30-89 days past due, totaled $24.6 million at December 31, 2015 compared to $25.6 million at September 30, 2015.

OREO decreased $8.9 million to $14.8 million during the fourth quarter of 2015 from $23.7 million at September 30, 2015. This net decrease reflected $1.6 million of OREO added through foreclosure, offset by sales of OREO of $8.2 million. Write-downs in the value of existing

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BXS Announces Fourth Quarter Results

January 25, 2016

properties were $2.3 million for the fourth quarter of 2015 compared to $0.5 million for the third quarter of 2015. Sales of OREO during the fourth quarter of 2015 resulted in a net loss of $0.5 million compared to a net gain of $0.2 million for the third quarter of 2015. At December 31, 2015, OREO was carried at 39.3 percent of the aggregate loan balances at the time of foreclosure, compared with 42.8 percent at September 30, 2015.

Noninterest Revenue

Noninterest revenue was $67.4 million for the fourth quarter of 2015, compared with $63.5 million for the fourth quarter of 2014 and $63.0 million for the third quarter of 2015. These results included a positive MSR valuation adjustment of $2.9 million for the fourth quarter of 2015 compared with a negative MSR valuation adjustment of $3.4 million for the fourth quarter of 2014 and a negative MSR valuation adjustment of $5.3 million for the third quarter of 2015. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, net mortgage lending revenue was $7.7 million for the fourth quarter of 2015, compared with $6.7 million for the fourth quarter of 2014 and $7.6 million for the third quarter of 2015. Mortgage origination volume for the fourth quarter of 2015 was $310.0 million, compared with $256.3 million for the fourth quarter of 2014 and $402.2 million for the third quarter of 2015.

Credit and debit card fee revenue was $9.4 million for the fourth quarter of 2015, compared with $9.9 million for the fourth quarter of 2014 and $9.3 million for the third quarter of 2015. Deposit service charge revenue was $11.8 million for the fourth quarter of 2015, compared with $12.5 million for the fourth quarter of 2014 and $12.2 million for the third quarter of 2015. Insurance commission revenue was $25.3 million for the fourth quarter of 2015, compared with $25.4 million for the fourth quarter of 2014 and $28.6 million for the third quarter of 2015. Wealth management revenue was $5.4 million for the fourth quarter of 2015, compared with $5.9 million for the fourth quarter of 2014 and $5.6 million for the third quarter of 2015.

Noninterest Expense

Noninterest expense for the fourth quarter of 2015 was $148.4 million, compared with $130.0 million for the fourth quarter of 2014 and $126.5 million for the third quarter of 2015. Non-interest expense for the fourth quarter of 2015 included the $16.5 million legal charge related to the settlement of the class action lawsuit related to overdraft fees. The settlement plus estimated administrative fees totaled $24.5 million, $8.0 million of which was accrued in prior years. Salaries and employee benefits expense was $80.2 million for the fourth quarter of 2015 compared to $76.8 million for the fourth quarter of 2014 and $81.4 million for the third quarter of 2015. Foreclosed property expense was $3.0 million for the fourth quarter of 2015 compared with $4.6 million for the fourth quarter of 2014 and $0.8 million for the third quarter of 2015. Deposit insurance assessments were $2.6 million for the fourth quarter of 2015 compared to $2.4 million for the fourth quarter of 2014 and $2.2 million for the third quarter of 2015.

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BXS Announces Fourth Quarter Results

January 25, 2016

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 12.00 percent at December 31, 2015, compared with 12.05 percent at December 31, 2014 and 11.93 percent at September 30, 2015. The ratio of tangible shareholders’ equity to tangible assets was 9.96 percent at December 31, 2015, compared with 9.92 percent at December 31, 2014 and 9.88 percent at September 30, 2015.

Estimated regulatory capital ratios at December 31, 2015 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.31 percent at December 31, 2015 and total risk based capital of 13.40 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, for “well capitalized” classification.

Transactions

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of December 31, 2015, OIB, on a consolidated basis, reported total assets of $652.9 million, total loans of $463.8 million and total deposits of $562.0 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by OIB shareholders on April 8, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Ouachita Bancshares Corp. with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. Although the merger agreement has not been extended beyond December 31, 2015, the amended agreement remains in effect until terminated by the Board of Directors of the Company or OIB. The terms of the amended agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of December 31, 2015, Central Community Corporation, on a consolidated

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BXS Announces Fourth Quarter Results

January 25, 2016

basis, reported total assets of $1.4 billion, total loans of $615.0 million and total deposits of $1.2 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Central Community Corporation with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. Although the merger agreement has not been extended beyond December 31, 2015, the amended agreement remains in effect until terminated by the Board of Directors of the Company or Central Community Corporation. The terms of the amended agreement provide for a minimum total deal value of $202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For additional information regarding the status of the merger with Ouachita Bancshares Corp. and the status of the merger with Central Community Corporation, please refer to the Current Report on Form 8-K that was previously filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2014, Part II, Item 5 of the Quarterly Report on Form 10-Q that was previously filed with the SEC on August 6, 2014, the Current Report on Form 8-K that was previously filed with the SEC on September 4, 2014, the Annual Report on Form 10-K that was previously filed with the SEC on February 24, 2015, and the Current Report on Form 8-K that was previously filed with the SEC on July 1, 2015.

Summary

Rollins concluded, “I am proud of our team’s continued progress as we all work together to improve our financial and operating performance. During 2015, our constant focus on expense control allowed us to keep total non-interest expense essentially flat for the year, excluding the impact of the class action settlement. We grew net loans and leases by 6.8 percent and total deposits by 3.3 percent while maintaining a stable net interest margin. Credit quality improved as well, as evidenced by our improvement in classified asset levels, low levels of net charge-offs, and negative provision for credit losses for the year. As we look forward to 2016, I’m confident our team of professionals will find a way to deliver on our goal of growing shareholder value.”

Conference Call

BancorpSouth will conduct a conference call to discuss its fourth quarter 2015 results on January 26, 2016, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

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BXS Announces Fourth Quarter Results

January 25, 2016

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.8 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 241 full service branch locations as well additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, the terms, timing and outcome of the settlement discussions in connection with the joint investigation by the Consumer Financial Protection Bureau (the “CFPB”) and the United States Department of Justice (“DOJ”) of the Company’s fair lending practices, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, additions to OREO, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, continued weakness in the economic environment, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, troubled debt restructurings, diversification of the Company’s revenue stream, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, when and whether the joint investigation by the CFPB and the DOJ of the Company’s fair lending practices is resolved by settlement and, if so, on what terms, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s OREO, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Earnings Summary:
Interest revenue	$118,050	$118,201	$114,630	$113,497	$114,237
Interest expense	6,820	7,131	7,321	7,424	7,792

Net interest revenue	111,230	111,070	107,309	106,073	106,445
Provision for credit losses	—	(3,000)	(5,000)	(5,000)	—

Net interest revenue, after provision for credit losses	111,230	114,070	112,309	111,073	106,445
Noninterest revenue	67,386	62,953	74,314	73,315	63,513
Noninterest expense	148,351	126,450	128,177	136,933	130,046

Income before income taxes	30,265	50,573	58,446	47,455	39,912
Income tax expense	9,096	16,230	18,733	15,189	11,252

Net income	$21,169	$34,343	$39,713	$32,266	$28,660

Balance Sheet - Period End Balances
Total assets	$13,798,662	$13,787,424	$13,634,931	$13,630,322	$13,326,369
Total earning assets	12,656,791	12,663,944	12,492,532	12,468,322	12,163,897
Total securities	2,082,329	2,161,125	2,251,153	2,194,373	2,156,927
Loans and leases, net of unearned income	10,372,778	10,219,576	10,007,571	9,726,970	9,712,936
Allowance for credit losses	126,458	133,009	138,312	136,660	142,443
Total deposits	11,331,161	11,141,946	11,134,961	11,252,654	10,972,339
Long-term debt	69,775	71,868	73,962	76,055	78,148
Total shareholders’ equity	1,655,444	1,644,820	1,680,196	1,645,208	1,606,059

Balance Sheet - Average Balances
Total assets	$13,724,595	$13,632,581	$13,516,546	$13,457,668	$13,131,130
Total earning assets	12,628,685	12,548,967	12,443,960	12,398,058	12,038,265
Total securities	2,110,195	2,207,935	2,211,931	2,190,989	2,180,000
Loans and leases, net of unearned income	10,321,299	10,110,995	9,868,318	9,670,987	9,579,059
Total deposits	11,182,750	11,140,542	11,148,246	11,126,210	10,802,194
Long-term debt	69,775	71,868	73,962	76,078	79,387
Total shareholders’ equity	1,650,924	1,680,123	1,659,991	1,624,496	1,613,239

Nonperforming Assets:
Non-accrual loans and leases	$83,028	$70,237	$67,766	$54,418	$58,052
Loans and leases 90+ days past due, still accruing	2,013	1,436	1,568	1,615	2,763
Restructured loans and leases, still accruing	9,876	18,578	10,109	5,433	10,920

Non-performing loans (NPLs)	94,917	90,251	79,443	61,466	71,735

Other real estate owned	14,759	23,696	24,299	27,889	33,984

Non-performing assets (NPAs)	$109,676	$113,947	$103,742	$89,355	$105,719

Financial Ratios and Other Data:
Return on average assets	0.61%	1.00%	1.18%	0.97%	0.87%
Return on average shareholders’ equity	5.09%	8.11%	9.60%	8.06%	7.05%
Return on tangible equity	6.25%	10.23%	11.66%	9.84%	8.81%
Pre-tax pre-provision return on average assets	0.87%	1.38%	1.59%	1.29%	1.21%
Noninterest income to average assets	1.95%	1.83%	2.21%	2.21%	1.92%
Noninterest expense to average assets	4.29%	3.68%	3.80%	4.13%	3.93%
Net interest margin-fully taxable equivalent	3.58%	3.59%	3.54%	3.56%	3.60%
Net interest rate spread	3.48%	3.49%	3.44%	3.46%	3.49%
Efficiency ratio (tax equivalent)	81.86%	71.56%	69.52%	75.17%	75.25%
Loan/deposit ratio	91.54%	91.72%	89.88%	86.44%	88.52%
Price to earnings mult (avg)	18.17	16.98	18.80	18.43	18.45
Market value to book value	136.46%	135.80%	148.34%	136.26%	134.91%
Market value to book value (avg)	142.53%	140.68%	142.10%	127.91%	130.16%
Market value to tangible book value	168.15%	167.71%	182.42%	168.52%	167.95%
Market value to tangible book value (avg)	175.64%	173.74%	174.75%	158.20%	162.04%
Headcount FTE	3,970	3,903	3,935	3,924	3,948

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BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Credit Quality Ratios:
Net (recoveries) charge-offs to average loans and leases (annualized)	0.25%	0.09%	(0.27%)	0.03%	0.06%
Provision for credit losses to average loans and leases (annualized)	0.00%	(0.12%)	(0.20%)	(0.21%)	0.00%
Allowance for credit losses to net loans and leases	1.22%	1.30%	1.38%	1.40%	1.47%
Allowance for credit losses to non-performing loans and leases	133.23%	147.38%	174.10%	222.33%	198.57%
Allowance for credit losses to non-performing assets	115.30%	116.73%	133.32%	152.94%	134.74%
Non-performing loans and leases to net loans and leases	0.92%	0.88%	0.79%	0.63%	0.74%
Non-performing assets to net loans and leases	1.06%	1.11%	1.04%	0.92%	1.09%

Equity Ratios:
Total shareholders’ equity to total assets	12.00%	11.93%	12.32%	12.07%	12.05%
Tangible shareholders’ equity to tangible assets	9.96%	9.88%	10.26%	9.99%	9.92%

Capital Adequacy:
Common Equity Tier 1 capital	12.11%	12.08%	12.60%	12.60%	N/A
Tier 1 capital	12.31%	12.29%	12.81%	12.81%	13.26%
Total capital	13.40%	13.45%	14.04%	14.07%	14.52%
Tier 1 leverage capital	10.61%	10.56%	10.96%	10.71%	10.55%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.22	$0.36	$0.41	$0.33	$0.30
Diluted earnings per share	0.22	0.36	0.41	0.33	0.30
Cash dividends per share	0.10	0.10	0.08	0.08	0.08
Book value per share	17.58	17.50	17.37	17.04	16.69
Tangible book value per share	14.27	14.17	14.12	13.78	13.40
Market value per share (last)	23.99	23.77	25.76	23.22	22.51
Market value per share (high)	27.23	26.54	26.68	23.68	23.28
Market value per share (low)	22.44	22.09	22.83	19.64	19.22
Market value per share (avg)	25.06	24.62	24.68	21.80	21.72
Dividend payout ratio	44.46%	28.01%	18.25%	22.40%	25.17%
Total shares outstanding	94,162,728	93,969,994	96,755,530	96,544,502	96,254,903
Average shares outstanding - basic	94,111,408	96,202,871	96,625,794	96,359,885	96,173,000
Average shares outstanding - diluted	94,384,443	96,467,728	96,957,441	96,653,401	96,506,827

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.15%	4.22%	4.23%	4.31%	4.30%
Available-for-sale securities:
Taxable	1.48%	1.40%	1.40%	1.54%	1.43%
Tax-exempt	5.32%	5.32%	5.44%	5.40%	5.30%
Short-term investments	0.22%	0.20%	0.24%	0.22%	0.24%
Total interest earning assets and revenue	3.79%	3.82%	3.78%	3.80%	3.85%
Deposits	0.21%	0.22%	0.23%	0.24%	0.25%
Demand - interest bearing	0.18%	0.18%	0.19%	0.18%	0.18%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.71%	0.76%	0.79%	0.82%	0.87%
Short-term borrowings	0.12%	0.12%	0.11%	0.12%	0.11%
Total int bearing dep & s/t borrowings	0.28%	0.30%	0.31%	0.31%	0.33%
Junior subordinated debt	2.93%	2.87%	2.86%	2.84%	2.82%
Long-term debt	2.95%	2.91%	2.90%	2.88%	2.86%
Total interest bearing liabilities and expense	0.31%	0.32%	0.34%	0.34%	0.36%
Interest bearing liabilities to interest earning assets	69.23%	69.68%	70.36%	71.13%	70.57%
Net interest tax equivalent adjustment	$2,601	$2,558	$2,628	$2,653	$2,736

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14
	(Dollars in thousands)
Assets
Cash and due from banks	$154,192	$159,923	$183,541	$199,337	$204,231
Interest bearing deposits with other banks	43,777	113,068	34,438	360,469	153,019
Available-for-sale securities, at fair value	2,082,329	2,161,125	2,251,153	2,194,373	2,156,927
Loans and leases	10,404,326	10,254,013	10,041,455	9,761,555	9,749,540
Less: Unearned income	31,548	34,437	33,884	34,585	36,604
Allowance for credit losses	126,458	133,009	138,312	136,660	142,443

Net loans and leases	10,246,320	10,086,567	9,869,259	9,590,310	9,570,493
Loans held for sale	157,907	170,175	199,370	186,510	141,015
Premises and equipment, net	308,125	304,317	303,837	305,335	304,943
Accrued interest receivable	40,901	41,599	41,065	42,933	41,985
Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangibles	20,545	21,466	22,415	23,476	24,508
Bank owned life insurance	251,534	249,825	247,983	246,148	247,076
Other real estate owned	14,759	23,696	24,299	27,889	33,984
Other assets	186,775	164,165	166,073	162,044	156,690

Total Assets	$13,798,662	$13,787,424	$13,634,931	$13,630,322	$13,326,369

Liabilities
Deposits:
Demand: Noninterest bearing	$3,031,528	$3,053,439	$2,911,972	$2,914,949	$2,778,686
Interest bearing	5,003,806	4,794,656	4,881,469	4,979,710	4,868,054
Savings	1,442,336	1,409,856	1,407,616	1,395,857	1,331,963
Other time	1,853,491	1,883,995	1,933,904	1,962,138	1,993,636

Total deposits	11,331,161	11,141,946	11,134,961	11,252,654	10,972,339
Federal funds purchased and securities sold under agreement to repurchase	405,937	425,203	375,980	384,829	388,166
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	62,000	224,500	92,500	1,500	3,500
Accrued interest payable	3,071	3,353	3,494	3,371	3,400
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	69,775	71,868	73,962	76,055	78,148
Other liabilities	248,076	252,536	250,640	243,507	251,559

Total Liabilities	12,143,218	12,142,604	11,954,735	11,985,114	11,720,310
Shareholders’ Equity
Common stock	235,407	234,925	241,889	241,361	240,637
Capital surplus	282,934	278,998	337,272	331,016	324,271
Accumulated other comprehensive loss	(41,825)	(36,355)	(41,288)	(37,033)	(43,686)
Retained earnings	1,178,928	1,167,252	1,142,323	1,109,864	1,084,837

Total Shareholders’ Equity	1,655,444	1,644,820	1,680,196	1,645,208	1,606,059

Total Liabilities & Shareholders’ Equity	$13,798,662	$13,787,424	$13,634,931	$13,630,322	$13,326,369

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14
	(Dollars in thousands)
Assets
Cash and due from banks	$159,696	$159,569	$152,792	$132,734	$166,941
Interest bearing deposits with other banks	69,552	72,438	212,634	426,792	165,713
Available-for-sale securities, at fair value	2,110,195	2,207,935	2,211,931	2,190,989	2,180,000
Loans and leases	10,353,913	10,144,874	9,903,034	9,706,941	9,615,125
Less: Unearned income	32,614	33,879	34,716	35,954	36,066
Allowance for credit losses	132,375	137,547	140,483	141,299	143,842

Net loans and leases	10,188,924	9,973,448	9,727,835	9,529,688	9,435,217
Loans held for sale	127,638	157,598	151,077	109,291	113,493
Premises and equipment, net	306,881	304,948	305,335	305,277	306,630
Accrued interest receivable	38,142	38,847	38,268	39,279	39,034
Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangibles	20,880	21,812	22,780	23,834	24,910
Bank owned life insurance	250,577	248,798	246,872	246,538	245,584
Other real estate owned	21,049	24,008	27,190	32,062	39,209
Other assets	139,563	131,682	128,334	129,686	122,901

Total Assets	$13,724,595	$13,632,581	$13,516,546	$13,457,668	$13,131,130

Liabilities
Deposits:
Demand: Noninterest bearing	$3,106,947	$2,992,903	$2,895,451	$2,807,816	$2,837,919
Interest bearing	4,782,234	4,822,567	4,899,467	4,985,577	4,617,998
Savings	1,421,361	1,413,187	1,404,336	1,358,565	1,321,000
Other time	1,872,208	1,911,885	1,948,992	1,974,252	2,025,277

Total deposits	11,182,750	11,140,542	11,148,246	11,126,210	10,802,194
Federal funds purchased and securities sold under agreement to repurchase	466,865	439,503	399,447	398,237	426,842
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	107,408	62,136	6,555	3,056	2,261
Accrued interest payable	3,340	3,600	3,457	3,338	3,630
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	69,775	71,868	73,962	76,078	79,387
Other liabilities	220,335	211,611	201,690	203,055	180,379

Total Liabilities	12,073,671	11,952,458	11,856,555	11,833,172	11,517,891
Shareholders’ Equity
Common stock	235,227	240,473	241,540	240,992	240,436
Capital surplus	282,076	325,118	332,993	326,476	323,372
Accumulated other comprehensive loss	(38,618)	(40,476)	(38,534)	(39,529)	(22,747)
Retained earnings	1,172,239	1,155,008	1,123,992	1,096,557	1,072,178

Total Shareholders’ Equity	1,650,924	1,680,123	1,659,991	1,624,496	1,613,239

Total Liabilities & Shareholders’ Equity	$13,724,595	$13,632,581	$13,516,546	$13,457,668	$13,131,130

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					YTD
	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14	Dec-15	Dec-14
INTEREST REVENUE:
Loans and leases	$107,164	$107,086	$103,428	$102,135	$103,172	$419,813	$404,559
Deposits with other banks	40	36	126	236	101	438	532
Available-for-sale securities:
Taxable	6,550	6,490	6,424	6,844	6,429	26,308	27,755
Tax-exempt	3,137	3,226	3,335	3,377	3,471	13,075	14,462
Loans held for sale	1,159	1,363	1,317	905	1,064	4,744	2,949

Total interest revenue	118,050	118,201	114,630	113,497	114,237	464,378	450,257

INTEREST EXPENSE:
Interest bearing demand	2,166	2,209	2,262	2,183	2,070	8,820	7,851
Savings	434	431	426	412	411	1,703	1,614
Other time	3,356	3,646	3,827	4,008	4,453	14,837	20,675
Federal funds purchased and securities sold under agreement to repurchase	112	104	85	82	89	383	331
Long-term debt	581	571	556	577	603	2,285	2,463
Junior subordinated debt	171	168	165	163	165	667	659
Other	—	2	—	(1)	1	1	2

Total interest expense	6,820	7,131	7,321	7,424	7,792	28,696	33,595

Net interest revenue	111,230	111,070	107,309	106,073	106,445	435,682	416,662
Provision for credit losses	—	(3,000)	(5,000)	(5,000)	—	(13,000)	—

Net interest revenue, after provision for credit losses	111,230	114,070	112,309	111,073	106,445	448,682	416,662

NONINTEREST REVENUE:
Mortgage lending	10,522	2,339	14,102	8,567	3,250	35,530	22,671
Credit card, debit card and merchant fees	9,414	9,282	9,298	8,539	9,921	36,533	35,303
Deposit service charges	11,836	12,150	11,527	11,252	12,538	46,765	50,622
Security gains, net	48	33	41	14	18	136	37
Insurance commissions	25,348	28,584	29,319	33,493	25,376	116,744	114,842
Wealth Management	5,375	5,567	5,508	6,210	5,925	22,660	23,940
Other	4,843	4,998	4,519	5,240	6,485	19,600	21,731

Total noninterest revenue	67,386	62,953	74,314	73,315	63,513	277,968	269,146

NONINTEREST EXPENSE:
Salaries and employee benefits	80,177	81,354	79,759	81,179	76,751	322,469	307,828
Occupancy, net of rental income	10,434	10,819	10,419	10,194	10,500	41,866	41,345
Equipment	3,569	3,742	4,024	3,974	3,996	15,309	16,869
Deposit insurance assessments	2,630	2,191	2,377	2,311	2,430	9,509	8,190
Other	51,541	28,344	31,598	39,275	36,369	150,758	144,174

Total noninterest expenses	148,351	126,450	128,177	136,933	130,046	539,911	518,406

Income before income taxes	30,265	50,573	58,446	47,455	39,912	186,739	167,402
Income tax expense	9,096	16,230	18,733	15,189	11,252	59,248	50,652

Net income	$21,169	$34,343	$39,713	$32,266	$28,660	$127,491	$116,750

Net income per share: Basic	$0.22	$0.36	$0.41	$0.33	$0.30	$1.33	$1.22

Diluted	$0.22	$0.36	$0.41	$0.33	$0.30	$1.33	$1.21

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,747,774	$1,710,497	$1,730,142	$1,676,366	$1,746,486
Real estate
Consumer mortgages	2,472,202	2,447,132	2,374,122	2,301,112	2,257,726
Home equity	589,752	573,566	558,460	538,042	531,374
Agricultural	259,360	252,381	239,884	236,898	239,616
Commercial and industrial-owner occupied	1,617,429	1,605,811	1,596,244	1,518,153	1,522,536
Construction, acquisition and development	945,045	900,875	860,407	892,730	853,623
Commercial real estate	2,188,048	2,141,398	2,081,394	1,993,473	1,961,977
Credit cards	112,165	109,576	110,552	106,287	113,426
All other	441,003	478,340	456,366	463,909	486,172

Total loans	$10,372,778	$10,219,576	$10,007,571	$9,726,970	$9,712,936

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$133,009	$138,312	$136,660	$142,443	$143,950

Loans and leases charged-off:
Commercial and industrial	(6,193)	(2,010)	(1,436)	(383)	(1,179)
Real estate
Consumer mortgages	(1,146)	(1,382)	(575)	(892)	(900)
Home equity	(147)	(314)	(245)	(498)	(93)
Agricultural	(16)	(9)	—	(8)	(4)
Commercial and industrial-owner occupied	(357)	(645)	(404)	(394)	(220)
Construction, acquisition and development	(221)	(203)	(272)	(343)	(566)
Commercial real estate	(122)	(1,477)	(1,117)	(1,007)	(463)
Credit cards	(723)	(706)	(527)	(676)	(580)
All other	(623)	(628)	(441)	(579)	(847)

Total loans charged-off	(9,548)	(7,374)	(5,017)	(4,780)	(4,852)

Recoveries:
Commercial and industrial	354	897	282	502	298
Real estate
Consumer mortgages	596	461	1,024	612	821
Home equity	123	90	185	241	102
Agricultural	20	59	36	269	16
Commercial and industrial-owner occupied	307	1,831	146	550	216
Construction, acquisition and development	1,061	1,084	8,978	604	897
Commercial real estate	149	187	600	720	623
Credit cards	152	170	183	153	160
All other	235	292	235	346	212

Total recoveries	2,997	5,071	11,669	3,997	3,345

Net (charge-offs) recoveries	(6,551)	(2,303)	6,652	(783)	(1,507)

Provision charged to operating expense	—	(3,000)	(5,000)	(5,000)	—

Balance, end of period	$126,458	$133,009	$138,312	$136,660	$142,443

Average loans for period	$10,321,299	$10,110,995	$9,868,318	$9,670,987	$9,579,059

Ratio:
Net (charge-offs) recoveries to average loans (annualized)	0.25%	0.09%	(0.27%)	0.03%	0.06%

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$8,493	$15,697	$9,740	$3,923	$3,934
Real estate
Consumer mortgages	21,637	21,959	21,636	21,435	23,668
Home equity	4,021	3,664	3,550	2,269	2,253
Agricultural	921	484	259	259	291
Commercial and industrial-owner occupied	16,512	12,690	14,007	9,687	11,190
Construction, acquisition and development	9,130	4,240	5,411	5,111	4,162
Commercial real estate	21,741	10,730	12,397	11,107	11,915
Credit cards	188	215	157	118	133
All other	385	558	609	509	506

Total nonaccrual loans and leases	$83,028	$70,237	$67,766	$54,418	$58,052

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	$60	$58	$20	$30	$41
Real estate
Consumer mortgages	1,655	1,068	1,022	1,256	1,828
Home equity	—	—	141	—	—
Agricultural	—	—	—	—	—
Commercial and industrial-owner occupied	—	—	14	—	39
Construction, acquisition and development	—	—	—	—	387
Commercial real estate	—	—	—	—	137
Credit cards	298	310	342	329	327
All other	—	—	29	—	4

Total loans and leases 90+ days past due, still accruing	2,013	1,436	1,568	1,615	2,763

Restructured Loans and Leases, Still Accruing	9,876	18,578	10,109	5,433	10,920

Total non-performing loans and leases	94,917	90,251	79,443	61,466	71,735

OTHER REAL ESTATE OWNED:	14,759	23,696	24,299	27,889	33,984

Total Non-performing Assets	$109,676	$113,947	$103,742	$89,355	$105,719

Additions to Nonaccrual Loans and Leases During the Quarter	$34,050	$22,271	$35,315	$23,607	$21,952

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$2,409	$4,985	$3,081	$3,270	$2,319
Real estate
Consumer mortgages	15,128	10,789	10,622	9,955	11,412
Home equity	2,456	1,455	2,527	2,594	2,047
Agricultural	303	393	116	161	366
Commercial and industrial-owner occupied	1,018	3,888	2,643	3,026	912
Construction, acquisition and development	1,070	1,218	1,120	5,471	4,811
Commercial real estate	830	798	1,651	3,032	1,510
Credit cards	677	788	529	581	739
All other	744	1,334	1,481	1,014	1,698

Total Loans and Leases 30-89 days past due, still accruing	$24,635	$25,648	$23,770	$29,104	$25,814

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.00%	(0.12%)	(0.20%)	(0.21%)	0.00%
Allowance for credit losses to net loans and leases	1.22%	1.30%	1.38%	1.40%	1.47%
Allowance for credit losses to non-performing loans and leases	133.23%	147.38%	174.10%	222.33%	198.57%
Allowance for credit losses to non-performing assets	115.30%	116.73%	133.32%	152.94%	134.74%
Non-performing loans and leases to net loans and leases	0.92%	0.88%	0.79%	0.63%	0.74%
Non-performing assets to net loans and leases	1.06%	1.11%	1.04%	0.92%	1.09%

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	December 31, 2015
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,721,118	$—	$19,529	$—	$—	$7,127	$1,747,774
Real estate
Consumer mortgages	2,399,081	—	68,768	363	—	3,990	2,472,202
Home equity	577,539	—	10,418	—	—	1,795	589,752
Agricultural	250,579	—	7,909	—	—	872	259,360
Commercial and industrial-owner occupied	1,554,984	—	50,304	—	—	12,141	1,617,429
Construction, acquisition and development	920,372	—	17,090	—	—	7,583	945,045
Commercial real estate	2,124,448	—	45,658	161	—	17,781	2,188,048
Credit cards	112,165	—	—	—	—	—	112,165
All other	433,333	—	7,465	102	—	103	441,003

Total loans	$10,093,619	$—	$227,141	$626	$—	$51,392	$10,372,778

	September 30, 2015
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,671,522	$—	$24,967	$—	$—	$14,008	$1,710,497
Real estate
Consumer mortgages	2,369,160	—	73,753	107	—	4,112	2,447,132
Home equity	563,119	—	8,645	—	—	1,802	573,566
Agricultural	243,814	—	8,235	—	—	332	252,381
Commercial and industrial-owner occupied	1,541,771	—	55,289	224	—	8,527	1,605,811
Construction, acquisition and development	870,595	—	27,243	430	—	2,607	900,875
Commercial real estate	2,072,229	—	59,514	410	—	9,245	2,141,398
Credit cards	109,576	—	—	—	—	—	109,576
All other	471,633	—	6,604	—	—	103	478,340

Total loans	$9,913,419	$—	$264,250	$1,171	$—	$40,736	$10,219,576

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	December 31, 2015
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$160,361	$199,347	$202,755	$618,901	$79,928	$116,514	$237,102	$132,866	$1,747,774
Real estate
Consumer mortgages	296,698	330,780	219,334	818,423	71,915	273,980	443,852	17,220	2,472,202
Home equity	83,979	42,448	63,859	221,588	23,163	142,825	10,264	1,626	589,752
Agricultural	7,852	86,172	30,930	78,729	3,118	12,468	40,091	—	259,360
Commercial and industrial-owner occupied	181,017	194,152	181,567	677,686	47,937	132,156	202,914	—	1,617,429
Construction, acquisition and development	108,851	97,151	76,801	315,295	22,621	138,126	186,200	—	945,045
Commercial real estate	332,985	360,884	241,093	593,677	206,352	184,338	268,719	—	2,188,048
Credit cards	—	—	—	—	—	—	—	112,165	112,165
All other	72,347	48,554	30,130	165,509	3,081	41,062	56,900	23,420	441,003

Total loans	$1,244,090	$1,359,488	$1,046,469	$3,489,808	$458,115	$1,041,469	$1,446,042	$287,297	$10,372,778

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$99	$884	$493	$6,228	$—	$17	$1,444	$143	$9,308
Real estate
Consumer mortgages	1,226	3,529	1,389	7,460	858	1,369	1,525	7,339	24,695
Home equity	783	1,291	519	885	—	560	—	2	4,040
Agricultural	—	—	—	932	—	26	—	—	958
Commercial and industrial-owner occupied	1,659	2,706	2,737	11,860	406	195	1,295	—	20,858
Construction, acquisition and development	53	636	199	6,783	1,570	1,418	65	—	10,724
Commercial real estate	3,718	1,181	2,459	12,193	428	2,234	172	—	22,385
Credit cards	—	—	—	—	—	—	—	1,291	1,291
All other	102	120	55	211	—	169	—	1	658

Total loans	$7,640	$10,347	$7,851	$46,552	$3,262	$5,988	$4,501	$8,776	$94,917

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.06%	0.44%	0.24%	1.01%	0.00%	0.01%	0.61%	0.11%	0.53%
Real estate
Consumer mortgages	0.41%	1.07%	0.63%	0.91%	1.19%	0.50%	0.34%	42.62%	1.00%
Home equity	0.93%	3.04%	0.81%	0.40%	0.00%	0.39%	0.00%	0.12%	0.69%
Agricultural	0.00%	0.00%	0.00%	1.18%	0.00%	0.21%	0.00%	N/A	0.37%
Commercial and industrial-owner occupied	0.92%	1.39%	1.51%	1.75%	0.85%	0.15%	0.64%	N/A	1.29%
Construction, acquisition and development	0.05%	0.65%	0.26%	2.15%	6.94%	1.03%	0.03%	N/A	1.13%
Commercial real estate	1.12%	0.33%	1.02%	2.05%	0.21%	1.21%	0.06%	N/A	1.02%
Credit cards	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.15%	1.15%
All other	0.14%	0.25%	0.18%	0.13%	0.00%	0.41%	0.00%	0.00%	0.15%

Total loans	0.61%	0.76%	0.75%	1.33%	0.71%	0.57%	0.31%	3.05%	0.92%

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	December 31, 2015
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
OTHER REAL ESTATE OWNED:
Commercial and industrial	$84	$—	$—	$—	$—	$—	$—	$—	$84
Real estate
Consumer mortgages	167	191	—	1,786	173	156	4	—	2,477
Home equity	—	—	—	101	—	—	—	—	101
Agricultural	—	—	—	25	—	—	—	—	25
Commercial and industrial-owner occupied	61	—	—	568	—	385	60	—	1,074
Construction, acquisition and development	2,305	168	130	6,033	—	1,576	—	—	10,212
Commercial real estate	170	108	—	210	127	—	63	—	678
All other	—	—	—	90	—	—	18	—	108

Total loans	$2,787	$467	$130	$8,813	$300	$2,117	$145	$—	$14,759

	Quarter Ended
	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14
OTHER REAL ESTATE OWNED:
Balance, beginning of period	$23,696	$24,299	$27,889	$33,984	$42,691
Additions to foreclosed properties
New foreclosed property	1,555	1,333	1,730	2,804	2,257
Reductions in foreclosed properties
Sales	(8,227)	(1,412)	(4,284)	(6,726)	(8,548)
Writedowns	(2,265)	(524)	(1,036)	(2,173)	(2,416)

Balance, end of period	$14,759	$23,696	$24,299	$27,889	$33,984

FORECLOSED PROPERTY EXPENSE
(Gain) Loss on sale of other real estate owned	$483	$(203)	$204	$(779)	$1,643
Writedown of other real estate owned	2,265	524	1,036	2,173	2,416
Other foreclosed property expense	266	487	385	577	534

Total foreclosed property expense	$3,014	$808	$1,625	$1,971	$4,593

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended					YTD
	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14	Dec-15	Dec-14
NONINTEREST REVENUE:
Mortgage lending	$10,522	$2,339	$14,102	$8,567	$3,250	$35,530	$22,671
Credit card, debit card and merchant fees	9,414	9,282	9,298	8,539	9,921	36,533	35,303
Deposit service charges	11,836	12,150	11,527	11,252	12,538	46,765	50,622
Securities gains, net	48	33	41	14	18	136	37
Insurance commissions	25,348	28,584	29,319	33,493	25,376	116,744	114,842
Trust income	3,469	3,653	3,543	4,036	3,791	14,701	14,520
Annuity fees	449	539	470	558	639	2,016	2,877
Brokerage commissions and fees	1,457	1,375	1,495	1,616	1,495	5,943	6,543
Bank-owned life insurance	1,881	1,842	1,835	1,899	3,249	7,457	8,848
Other miscellaneous income	2,962	3,156	2,684	3,341	3,236	12,143	12,883

Total noninterest revenue	$67,386	$62,953	$74,314	$73,315	$63,513	$277,968	$269,146

NONINTEREST EXPENSE:
Salaries and employee benefits	$80,177	$81,354	$79,759	$81,179	$76,751	$322,469	$307,828
Occupancy, net of rental income	10,434	10,819	10,419	10,194	10,500	41,866	41,345
Equipment	3,569	3,742	4,024	3,974	3,996	15,309	16,869
Deposit insurance assessments	2,630	2,191	2,377	2,311	2,430	9,509	8,190
Amortization of bond issue cost	12	12	12	12	12	48	48
Advertising	1,009	812	1,686	781	1,233	4,288	4,388
Foreclosed property expense	3,014	808	1,625	1,971	4,593	7,418	17,071
Telecommunications	1,807	1,825	1,897	1,922	1,960	7,451	8,720
Public relations	474	481	653	570	770	2,178	3,399
Data processing	5,608	5,598	5,324	5,393	4,804	21,923	20,736
Computer software	2,609	2,595	2,690	2,606	2,763	10,500	10,525
Amortization of intangibles	922	948	1,061	1,032	1,111	3,963	4,443
Legal	19,434	1,233	1,998	7,681	2,322	30,346	9,822
Merger expense	13	8	4	—	4	25	1,761
Postage and shipping	1,139	1,030	1,194	1,172	1,239	4,535	4,745
Other miscellaneous expense	15,500	12,994	13,454	16,135	15,558	58,083	58,516

Total noninterest expense	$148,351	$126,450	$128,177	$136,933	$130,046	$539,911	$518,406

INSURANCE COMMISSIONS:
Property and casualty commissions	$18,814	$21,155	$21,145	$20,673	$19,007	$81,787	$83,316
Life and health commissions	5,823	5,775	6,202	5,412	5,521	23,212	21,208
Risk management income	672	709	637	666	621	2,684	2,651
Other	39	945	1,335	6,742	227	9,061	7,667

Total insurance commissions	$25,348	$28,584	$29,319	$33,493	$25,376	$116,744	$114,842

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$52,973	$55,924	$49,190	$51,296	$53,759
Additions to mortgage servicing rights:
Originations of servicing assets	3,065	4,231	4,344	2,499	2,453
Changes in fair value:
Due to payoffs/paydowns	(1,633)	(1,872)	(1,930)	(1,564)	(1,480)
Due to change in valuation inputs or assumptions used in the valuation model	2,865	(5,308)	4,321	(3,039)	(3,434)
Other changes in fair value	(2)	(2)	(1)	(2)	(2)

Fair value, end of period	$57,268	$52,973	$55,924	$49,190	$51,296

Production revenue:
Origination	$4,909	$5,154	$7,395	$8,914	$3,949
Servicing	4,381	4,365	4,316	4,256	4,215
Payoffs/Paydowns	(1,633)	(1,872)	(1,930)	(1,564)	(1,480)

Total production revenue	7,657	7,647	9,781	11,606	6,684
Market value adjustment	2,865	(5,308)	4,321	(3,039)	(3,434)

Total mortgage lending revenue	$10,522	$2,339	$14,102	$8,567	$3,250

Mortgage loans serviced	$6,011,236	$5,942,736	$5,802,407	$5,705,638	$5,686,756
MSR/mtg loans serviced	0.95%	0.89%	0.96%	0.86%	0.90%
AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,244,640	$1,255,717	$1,336,846	$1,286,981	$1,215,054
Government agency issued residential mortgage-back securities	140,540	206,878	217,191	200,381	209,230
Government agency issued commercial mortgage-back securities	260,693	229,922	224,450	227,409	240,568
Obligations of states and political subdivisions	417,499	451,600	458,322	471,539	483,864
Other	18,957	17,008	14,344	8,063	8,211

Total available-for-sale securities	$2,082,329	$2,161,125	$2,251,153	$2,194,373	$2,156,927

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including pre-tax, pre-provision earnings, net operating income, tangible shareholders’ equity to tangible assets, return on tangible equity, pre-tax pre-provision return on average assets, tangible book value per share, and operating earnings per share. The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to Management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Pre-tax, Pre-provision Earnings and Net Operating Income to Net Income:

	Quarter ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Net income	$21,169	$34,343	$39,713	$32,266	$28,660
Plus: Provision for credit losses	—	(3,000)	(5,000)	(5,000)	—
Income tax expense	9,096	16,230	18,733	15,189	11,252

Pre-tax, pre-provision earnings	$30,265	$47,573	$53,446	$42,455	$39,912

Net income	$21,169	$34,343	$39,713	$32,266	$28,660
Plus: Merger expense, net of tax	8	5	3	(1)	2
Legal charge, net of tax	10,246	—	—	—	—

Net operating income	$31,423	$34,348	$39,716	$32,265	$28,662

- MORE -

BXS Announces Fourth Quarter Results

January 25, 2016

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to Total Assets and Total Shareholders’ Equity:

	Quarter ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Tangible assets
Total assets	$13,798,662	$13,787,424	$13,634,931	$13,630,322	$13,326,369
Less: Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangible assets	20,545	21,466	22,415	23,476	24,508

Total tangible assets	$13,486,619	$13,474,460	$13,321,018	$13,315,348	$13,010,363

Tangible shareholders’ equity
Total shareholders’ equity	$1,655,444	$1,644,820	$1,680,196	$1,645,208	$1,606,059
Less: Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangible assets	20,545	21,466	22,415	23,476	24,508

Total tangible shareholders’ equity	$1,343,401	$1,331,856	$1,366,283	$1,330,234	$1,290,053

Total average assets	$13,724,595	$13,632,581	$13,516,546	$13,457,668	$13,131,130
Total common shares outstanding	94,162,728	93,969,994	96,755,530	96,544,502	96,254,903
Average shares outstanding-diluted	94,384,443	96,467,728	96,957,441	96,653,401	96,506,827

Tangible shareholders’ equity to tangible assets*	9.96%	9.88%	10.26%	9.99%	9.92%
Return on tangible equity **	6.25%	10.23%	11.66%	9.84%	8.81%
Pre-tax pre-provision return on average assets ***	0.87%	1.38%	1.59%	1.29%	1.21%
Tangible book value per share****	$14.27	$14.17	$14.12	$13.78	$13.40
Operating earnings per share*****	$0.33	$0.36	$0.41	$0.33	$0.30

*	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
**	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
***	Pre-tax pre-provision return on average assets is defined by the Company as annualized pre-tax pre-provision earnings divided by total average assets.
****	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.
*****	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.

- END -